UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011

LoopNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52026 (Commission File Number)	77-0463987 (IRS Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive
offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
     LoopNet, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 17, 2011 (the “Annual Meeting”).
     At the Annual Meeting, the stockholders elected each of the two Class II director nominees to serve on the Company’s Board of Directors (the “Board”) until the 2014 Annual Meeting of Stockholders or until his successor is duly elected and qualified, by the votes set forth in the following table:

			Broker
Director	For	Withhold	Non-Votes
Dennis Chookaszian	32,049,690.96	1,306,466	4,380,669
Noel J. Fenton	32,911,797.96	444,359	4,380,669
     At the Annual Meeting, the stockholders also approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the votes set forth in the following table:

For	Against	Abstain	Broker Non-Votes
33,079,129.96	262,918	14,109	4,380,669
     At the Annual Meeting, the stockholders also voted, on an advisory (non-binding) basis, to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers every three years, by the votes set forth in the following table:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
12,884,572	470,872	19,993,125.96	7,587	4,380,669
     Consistent with a majority of the votes cast with respect to this matter, the Company’s Board intends to hold an advisory vote on the compensation of the Company’s named executive officers every three years.
     At the Annual Meeting, the stockholders also ratified Ernst & Young LLP as the Company’s independent registered accounting firm for 2011:

For	Against	Abstain	Broker Non-Votes
37,661,266.96	59,288	16,271	N/A
     In addition, at the Annual Meeting, the holders of the Company’s Series A Convertible Preferred Stock elected a director to serve a one-year term on the Company’s Board, by the votes set forth in the following table:

				Broker
Director	For	Against	Abstain	Non-Votes
James T. Farrell	49,975	0	0	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOPNET, INC. (Registrant)
Dated: May 19, 2011	By:	/s/ BRENT STUMME
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration